UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2020

DERMTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38118	84-2870849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11099 N. Torrey Pines Road, Suite 100

La Jolla, CA 92037

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code (858) 450-4222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DMTK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2020, DermTech, Inc., or the Company, entered into a securities purchase agreement, or the Purchase Agreement, with certain institutional investors, or the Investors, for a private placement of the Company’s equity securities, or the Private Placement. Cowen and Company, LLC served as lead placement agent for the Private Placement, with William Blair & Company, L.L.C. acting as joint placement agent. Lake Street Capital Markets, LLC acted as co-placement agent.

The Private Placement will consist of 2,467,724 shares of common stock, or the Common Shares, at a price of $10.50 per share, 3,198.9419 shares of Series B-1 Convertible Preferred Stock, or the Series B-1 Shares, at a price of $10,500 per share, and 523.8094 shares of Series B-2 Convertible Preferred Stock, or the Series B-2 Shares, at a price of $10,500 per share, for aggregate gross proceeds of approximately $65.0 million, and net proceeds to the Company of approximately $60.0 million, after deducting estimated offering expenses payable by the Company. The closing of the Private Placement is expected to take place on or about March 4, 2020, and is subject to customary closing conditions. The Series B-1 Shares and Series B-2 Shares are collectively referred to herein as the Preferred Shares.

Prior to the closing of the Private Placement, the Company plans to designate (i) 3,200 shares of its authorized and unissued preferred stock as Series B-1 Convertible Preferred Stock by filing the Series B-1 Certificate of Designation with the Delaware Secretary of State and (ii) 525 shares of its authorized and unissued preferred stock as Series B-2 Convertible Preferred Stock by filing the Series B-2 Certificate of Designation with the Delaware Secretary of State.

Each Series B-1 Share will be convertible into 1,000 shares of Company common stock, subject to adjustment as provided in the Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock, or the Series B-1 Certificate of Designation. Each Series B-1 Share will automatically convert into Company common stock on the first trading day after the approval of the Private Placement by the stockholders of the Company, or the Stockholder Approval, which the Company has agreed to seek at a stockholder meeting to be held on or before June 30, 2020. The Company will not undertake any conversion of the Series B-1 Convertible Preferred Stock, and no stockholder will have the right to convert any portion of its Series B-1 Convertible Preferred Stock, until after the Company obtains the Stockholder Approval.

Each Series B-2 Share will be convertible into 1,000 shares of Company common stock, subject to adjustment as provided in the Certificate of Designation of Preferences, Rights and Limitations of Series B-2 Convertible Preferred Stock, or the Series B-2 Certificate of Designation. Each Series B-2 Share will be convertible into Company common stock at the option of the holder, provided that conversion will be prohibited (i) until the first trading day after the Stockholder Approval and (ii) following the Stockholder Approval, if, as a result of any such conversion, the holder would beneficially own in excess of 9.99% of the total number of shares of Company common stock outstanding immediately after giving effect to such conversion. We refer to the conversion limitation described in clause (ii) of the preceding sentence as the Beneficial Ownership Limitation. A holder of Series B-2 Shares may reset the Beneficial Ownership Limitation to a higher or lower number upon providing written notice to the Company. Any such notice providing for an increase to such Holder’s Beneficial Ownership Limitation will be effective on the 61st day after its delivery to the Company.

The Preferred Shares will have no voting rights, except as required by law and except that (i) the consent of the holders of a majority of the then outstanding Series B-1 Shares is required to amend the terms of the Series B-1 Certificate of Designation and (ii) the consent of the holders of a majority of the then outstanding Series B-2 Shares is required to amend the terms of the Series B-2 Certificate of Designation. The holders of the Preferred Shares are entitled to receive dividends on an as-converted basis with the holders of the Company’s common stock, when, as and if such dividends are paid on the Company’s common stock. In the event of any liquidation, dissolution or winding-up of the Company, the holders of the Preferred Shares will participate pari passu with the holders of the Company’s common stock, on an as-converted basis.

The Common Shares will be identical to all other shares of Company common stock, but the Purchase Agreement prohibits the Investors and any transferees from voting the Common Shares on any proposal for the Stockholder Approval.

The Purchase Agreement provides that the Company will enter into a registration rights agreement, or the Registration Rights Agreement, with the Investors at the closing of the Private Placement that requires the Company to register the resale of the Common Shares and the shares of Company common stock underlying the Preferred Shares. The Registration Rights Agreement provides that the Company shall prepare and file a registration statement with the Securities and Exchange Commission, or the SEC, within 60 days of the closing of the Private Placement, and use commercially reasonable efforts to have such registration statement declared effective within 90 days if there is no review by the SEC, or within 120 days in the event of such a review.

The Common Shares and the Preferred Shares were offered and will be issued and sold in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, set forth under Section 4(a)(2) of the Securities Act relating to sales by an issuer not involving any public offering and in reliance on similar exemptions under applicable state laws. Each Investor represented that it is an accredited investor and that it is acquiring the Common Shares, Series B-1 Shares and Series B-2 Shares, as applicable, for investment purposes only and not with a view to any resale, distribution or other disposition of such securities in violation of the Securities Act or any applicable state securities laws. Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein.

The Company expects to use the proceeds from the Private Placement for working capital and general corporate purposes, including to support commercialization of its pigmented lesion assay and to accelerate pipeline development.

The above descriptions of the material terms of the Private Placement, the Purchase Agreement, the Registration Rights Agreement, the Series B-1 Convertible Preferred Stock and the Series B-2 Convertible Preferred Stock do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, the Form of Registration Rights Agreement, the Series B-1 Certificate of Designation and the Series B-2 Certificate of Designation, which are filed as Exhibits 10.1, 10.2, 3.1 and 3.2, respectively, to this Current Report on Form 8-K, or this Current Report, and which are incorporated herein by reference. The representations, warranties and covenants made by the Company in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to investors. Moreover, such representations, warranties and covenants were made as of February 28, 2020. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01 Other Events.

On March 2, 2020, the Company issued a press release announcing the Private Placement. The full text of the press release issued in connection with the announcement of the Private Placement is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Neither the filing of the press release as an exhibit to this Current Report nor the inclusion in the press release of a reference to the Company’s website shall, under any circumstances, be deemed to incorporate the information available on the Company’s website into this Current Report. The information available at the Company’s website is not part of this Current Report or any other report filed by the Company with the SEC.

Forward Looking Statements

This Current Report includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the Company may differ from its actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to: the proceeds, closing and use of proceeds of the Private Placement; the Stockholder Approval and the conversion of the Preferred Shares; the registration with the SEC for resale of the Common Shares and shares of Company common stock underlying the Preferred Shares; the commercialization of the Company’s pigmented lesion assay; and the rate of development of the Company’s product pipeline. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of the Company and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the ability of the Company and the Investors to satisfy the conditions to closing for the Private Placement; (2) the Company’s ability to obtain additional funding to develop and market its products; (3) the existence of favorable or unfavorable clinical guidelines for the Company’s tests; (4) the reimbursement of the Company’s tests by Medicare and private payors; (5) the ability of patients or healthcare providers to obtain coverage of or sufficient reimbursement for the Company’s products; (6) the Company’s ability to grow, manage growth and retain its key employees; (7) changes in applicable laws or regulations; (8) the outcome of any legal proceedings that may be instituted against the Company; (9) the market adoption and demand for the Company’s products and services together with the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties included in (x) the “Risk Factors” section of the most recent Quarterly Report on Form 10-Q filed by the Company with the SEC, and (y) other documents filed or to be filed by the Company with the SEC. The Company cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock.

3.2	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B-2 Convertible Preferred Stock.

10.1	Securities Purchase Agreement, dated February 28, 2020, by and among the Company and the Investors identified on the signature pages thereto.

10.2	Form of Registration Rights Agreement.

99.1	Press Release dated March 2, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMTECH, INC.

Date: March 2, 2020	By:	/s/ Kevin Sun
Name: Kevin Sun
Title: Chief Financial Officer